HASKELL
&
WHITE LLP
CERTIFIED PUBLIC ACCOUNTANTS
AND BUSINESS ADVISORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to this Registration Statement on Form SB-2 of our report dated March 31, 2006, except for Note 18, for which date is April 11, 2206, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus.

Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California
August 11, 2006

16485 LAGUNA CANYON ROAD
THIRD FLOOR, IRVINE, CA 92618
949.450.6200 FAX 949.753.1224
www.hwcpa.com